Exhibit 99.1
W. P. Carey Announces Year-to-Date Investment Volume Totaling $1.1 Billion

Adds $400 Million of Investment Volume Since Announcing First Quarter Results

NEW YORK, May 12, 2026 /PRNewswire/ -- W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a leading net lease REIT specializing in corporate sale-leasebacks, build-to-suits and the acquisition of single-tenant net lease properties, today announced year-to-date investment volume totaling approximately $1.1 billion, including investment volume totaling approximately $400 million completed since the Company reported its first quarter 2026 financial results on April 28, 2026.

GardenCore Sale-leaseback

On May 8, 2026, the Company closed the sale-leaseback of a 43-property manufacturing portfolio with newly branded GardenCore (formerly Oldcastle Lawn & Garden), a leading U.S. manufacturer of lawn and garden consumables, offering a broad portfolio of mulch, soil, stone and lime products. GardenCore has deep, long-standing partnerships with major home improvement retailers and garden centers, and delivers consistent, high-quality execution across large-scale private label and branded programs.

Located in 24 states across the U.S., the portfolio is triple-net master leased for a term of 20 years with fixed annual rent escalations. It represents the entirety of GardenCore’s owned real estate, contributing a significant portion of its overall revenue. Pacific Avenue Capital Partners, a leading private equity firm, recently acquired GardenCore as part of a corporate carve-out from CRH’s packaged mulch, soil and stone business.

At the time of investment, GardenCore ranked among W. P. Carey's top 10 largest tenants by annualized base rent (ABR).

Investment Volume Outlook

Based on the investment volume it has completed year-to-date, the capital investments and commitments it has scheduled to deliver over the remainder of 2026, and its investment pipeline, W. P. Carey currently has visibility into investment volume totaling approximately $1.5 billion.

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W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with a well-diversified portfolio of high-quality, operationally critical commercial real estate, which includes 1,703 net lease properties covering approximately 185 million square feet as of March 31, 2026. With offices in New York, London, Amsterdam and Dallas, the company remains focused on investing primarily in single-tenant industrial, warehouse and retail properties located in the U.S. and Europe, under long-term net leases with built-in rent escalations.

www.wpcarey.com

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as "may," "will," "should," "would," "will be," "goals," "believe," "project," "expect," "anticipate," "intend," "estimate," "opportunities," "possibility," "strategy," "maintain" or the negative version of these words and other comparable terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to fluctuating interest rates, the impact of inflation and tariffs on our tenants and us, the effects of pandemics and global outbreaks of contagious diseases, and domestic or geopolitical crises, such as terrorism, military conflict, war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the SEC, could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey's filings with the SEC and are available at the SEC's website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey's Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Institutional Investors:
Peter Sands
1 (212) 492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
1 (212) 492-8920
ir@wpcarey.com

Press Contact:
Amanda Woodward
1 (212) 492-1171
awoodward@wpcarey.com